Exhibit 99.1

Maison Solutions Reports Full Year 2024 Financial Results

MONTEREY PARK, Calif. / ACCESSWIRE / August 13, 2024 / Maison Solutions Inc. (“Maison Solutions” or the “Company”), (NASDAQ: MSS), a U.S.-based specialty grocery retailer offering traditional Asian and international food and merchandise, today announced financial results for full year ended April 30, 2024.

Management Commentary

“Following the successful IPO last October, we have made significant strides in expanding our footprint and enhancing our operational capabilities,” said John Xu, President, Chairman and Chief Executive Officer of Maison Solutions. “The accretive acquisition of Lee Lee this past April was a pivotal step in fueling our growth strategy, allowing us to extend the Maison brand beyond the California border and into the state of Arizona. The three acquired stores have seamlessly merged under the Maison umbrella and are expected to more than double our current top-line figures while maintaining their profitability. We believe this acquisition will serve as the cornerstone of our growth in the coming year, as we look forward to reaping the financial benefits while exploring synergistic opportunities between our HK Good Fortune stores in California and the Lee Lee stores.”

“We also remain committed to the organic growth of our HK Good Fortune stores, specifically the renovation and digital transformation initiatives starting with our El Monte store, which is scheduled to be completed by the end of 2024. We are very confident in the outlook of our business and importantly, maximizing shareholder value.”

Full Year 2024 and Recent Operational Highlights

●	Held a post-acquisition webinar detailing the Lee Lee International Supermarkets (“Lee Lee”) acquisition

●	Acquired Lee Lee, a three-store supermarket chain operating in the greater Phoenix and Tucson, Arizona metro areas

●	Launched a Store Renovation Program that integrated a new software program and included exterior and interior upgrades to the HK Good Fortune supermarket in El Monte, California

●	Presented at the Emerging Growth Conference

●	Completed a $10 million IPO on the Nasdaq Capital Market

Full Fiscal Year 2024 Financial Results

Total net revenues for fiscal year 2024 increased 4.8% to $58.0 million compared to $55.4 million last fiscal year. The increase was primarily driven by the inclusion of revenues from the newly acquired subsidiary, Lee Lee, of $4.6 million and increased sales of Maison Monterey Park supermarket by $4.4 million.

Perishable goods revenues for fiscal year 2024 increased 0.2% to $31.4 million compared to $31.3 million last fiscal year. Non-perishable goods revenues for fiscal year 2024 increased 10.7% to $26.7 million compared to $24.1 million last fiscal year.

Total cost of revenues for fiscal year 2024 was $46.4 million compared to $42.9 million last fiscal year. The increase was primarily due to a corresponding increase in revenue, an increase in write-off inventory from the Lee Lee acquisition, and increased occupancy costs of existing supermarkets and Lee Lee.

Gross profit for fiscal year 2024 was $11.6 million, while gross margin was 20.0%. Gross profit for fiscal year 2023 was $12.5 million, while gross margin was 22.5%. The decrease was primarily due to an increase in write-off inventory from the Lee Lee acquisition, and increased occupancy costs of existing supermarkets and Lee Lee.

Net loss for fiscal year 2024 was approximately $3.3 million, compared to net income of approximately $1.3 million last fiscal year. The net loss was primarily due to a decrease in gross profit and other income, and an increase in investment loss from equity method investment, operating expenses, and income tax expense.

Fiscal Year 2025 Guidance

The Company is reiterating the following guidance for fiscal year 2025:

●	Revenues between $120 million and $125 million

●	Net income positive

About Maison Solutions Inc.

Maison Solutions Inc. is a U.S.-based specialty grocery retailer offering traditional Asian food and merchandise, particularly to members of Asian-American communities. The Company is committed to providing Asian fresh produce, meat, seafood, and other daily necessities in a manner that caters to traditional Asian-American family values and cultural norms, while also accounting for the new and faster-paced lifestyle of younger generations and the diverse makeup of the communities in which the Company operates. Since its formation in 2019, the Company has acquired equity interests in four traditional Asian supermarkets in the Los Angeles, California area, operating under the brand name HK Good Fortune, and three supermarkets in the Phoenix and Tucson, Arizona metro areas, operating under the brand name Lee Lee International Supermarket. To learn more about Maison Solutions, please visit the Company’s website at www.maisonsolutionsinc.com. Follow us on LinkedIn and X.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC, copies of which are available on the SEC’s website at www.sec.gov. Maison Solutions undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after the date of this release, except as required by law.

Investor Relations and Media Contact:

Gateway Group, Inc.

+1-949-574-3860

MSS@gateway-grp.com

MAISON SOLUTIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Years Ended April 30,
	2024	2023
Revenue	$58,043,161	$55,399,112
Cost of goods sold	46,422,064	42,947,952
Gross profit	11,621,097	12,451,160

Operating expenses:
Selling expenses	10,155,828	8,479,578
General and administrative expenses	4,169,275	3,887,935
Total operating expenses	14,325,103	12,367,513

Income (loss) from operations	(2,704,006)	83,647

Non-operating income (expenses):
Interest income (expense), net	(124,260)	42,606
Investment loss from equity method investment	(538,542)
Other income, net	420,341	1,849,534

Non-operating income (expenses), net	(242,461)	1,892,140

Income (loss) before income tax	(2,946,467)	1,975,787

Income tax provisions	440,562	336,486

Net income (loss) before noncontrolling interest	(3,387,029)	1,639,301

Net income (loss) attributable to noncontrolling interest	(46,823)	387,498

Net income (loss) attributable to Maison Solutions Inc.	$(3,340,206)	$1,251,803

Net income (Loss) per share attributable to Maison Solutions, Inc.
- basic and diluted	$(0.19)	$0.08

Weighted average number of common stock outstanding – basic and diluted	17,913,869	16,000,000

MAISON SOLUTIONS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	April 30, 2024	April 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$—	$2,569,766
Accounts receivable	111,874	315,356
Accounts receivable – related parties	459,647	289,615
Inventories, net	6,802,255	2,978,986
Prepayments	3,263,711	1,547,243
Other receivables and other current assets	1,240,786	550,836
Other receivable – related parties	33,995	33,995
Total current assets	11,912,268	8,285,797
Non-current assets:
Restricted cash	1,101	1,101
Property and equipment, net	2,334,963	671,463
Intangible assets, net	7,978,911	197,329
Security deposits	946,208	457,491
Investment under cost method	75,000	—
Investment under cost method – related parties	203,440	203,440
Investment in equity securities	1,261,458	—
Operating lease right-of-use assets, net	40,726,647	22,545,190
Goodwill	16,957,147	2,222,211
Total non-current assets	70,484,875	26,298,225
Total assets	$82,397,143	$34,584,022

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Bank overdraft	$97,445	$—
Accounts payable	5,394,423	3,105,592
Accounts payable – related parties	470,605	465,310
Accrued expenses and other payables	1,627,082	867,796
Other payables – related parties	491,586	241,585
Income tax payable	442,518	961,034
Contract liabilities	965,696	449,334
Operating lease liabilities, current	4,088,678	1,761,182
Loan payables, current	65,098	370,828
Notes payable, current	15,126,065	150,000
Total current liabilities	28,769,196	8,372,661
Non-current liabilities:
Long-term loan payables	2,496,201	2,561,299
Security deposit from sub-tenants	125,114	105,637
Operating lease liabilities, non-current	39,015,252	22,711,760
Deferred tax liability, net	1,272,260	40,408
Total non-current liabilities	42,908,827	25,419,104
Total Liabilities	71,678,023	33,791,765

Commitment and contingencies (Note 17)

Stockholders’ Equity:
Class A Common stock, $0.0001 par value, 97,000,000 shares authorized; 17,450,476 and 13,760,000 shares issued and outstanding as of April 30, 2024 and 2023, respectively	1,745	1,376
Class B Common stock, $0.0001 par value, 3,000,000 shares authorized; 2,240,000 shares issued and outstanding	224	224
Additional paid in capital	13,313,523	—
Retained earnings (accumulated deficit)	(2,817,495)	522,710
Total Maison Solutions, Inc. stockholders’ equity	10,497,997	524,310
Noncontrolling interests	221,123	267,947
Total stockholders’ equity	10,719,120	792,257
Total liabilities and stockholders’ equity	$82,397,143	$34,584,022

MAISON SOLUTIONS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended April 30,
	2024	2023
Cash flows from operating activities
Net income (loss) before noncontrolling interest	$(3,387,029)	$1,639,301
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	461,868	371,696
Inventory impairment	(5,961)	(130,056)
Bad debt expense	(60,000)	225,766
Investment loss	538,542	—
Change in deferred taxes	(11,698)	(3,125)
Changes in operating assets and liabilities:
Accounts receivable	203,481	(258,309)
Accounts receivable - related parties	(271,461)	243,881
Inventories	914,356	343,513
Prepayments	(1,716,468)	(819,592)
Other receivables and other current assets	(474,943)	(504,758)
Security deposits	(488,717)	5,654
Accounts payable	(59,633)	(589,651)
Accounts payable - related parties	106,725	(161,677)
Accrued expenses and other payables	342,592	(503,338)
Income tax payable	(518,516)	334,622
Contract liabilities	503,326	68,037
Operating lease liabilities	400,913	203,940
Other long-term payables	19,477	18,287
Net cash provided by (used in) operating activities	(3,503,146)	484,191

Cash flows from investing activities
Payments of equipment purchase	(382,132)	(49,388)
Payments for intangible assets purchase	(2,950,000)	—
Investment into TMA Liquor Inc.	(75,000)	—
Investment into HKGF Market of Arcadia, LLC	(1,800,000)	—
Payment for acquisition of subsidiaries	(7,000,000)	(2,500,000)
Loans repaid from third parties	—	4,410,270
Net cash provided by (used in) investing activities	(12,207,132)	1,860,882

Cash flows from financing activities
Bank overdraft	97,445	(281,941)
Repayments (to) borrowings from related parties	250,000	(101,965)
Repayments of loan payables	(370,825)	(362,731)
Repayment of notes payable	(150,000)	—
Net proceeds from issuance of common stock	13,313,892	—
Net cash provided by (used in) financing activities	13,140,512	(746,637)

Net changes in cash and restricted cash	(2,569,766)	1,598,436
Cash and restricted cash at the beginning of the year	2,570,867	972,431
Cash and restricted cash at the end of the year	$1,101	$2,570,867

Supplemental disclosure of cash and restricted cash
Cash	$—	$2,569,766
Restricted cash	1,101	1,101
Total cash and restricted cash	$1,101	$2,570,867

Supplemental disclosure of cash flow information
Cash paid for interest	$104,451	$70,795
Cash paid for income taxes	$973,656	$8,481

Supplemental disclosure of non-cash investing and financing activities
Increase of right-of-use assets and lease liabilities	$10,196	$8,454,300

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